                                                                   EXHIBIT 3.1



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         DOMINICK'S SUPERMARKETS, INC.

                      ___________________________________


         Dominick's Supermarkets, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         (a) The name of the Corporation is Dominick's Supermarkets, Inc. and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 17, 1995 under the name DFF Holdings, Inc.

         (b) Pursuant to and in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of this Corporation, and the consents of the stockholders of the Corporation have been given in accordance with the provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

         (c) The text of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented is hereby amended and restated to read in its entirety as follows:

                                ARTICLE I.  NAME

         The name of the Corporation is Dominick's Supermarkets, Inc.

                         ARTICLE II.  REGISTERED OFFICE

         The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, 19904. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                             ARTICLE III.  BUSINESS

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time amended.

                     ARTICLE IV.  AUTHORIZED CAPITAL STOCK

         The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Sixty Four Million (64,000,000) shares, divided into the three following classes:

         (i) Fifty Million (50,000,000) shares of Common Stock, par value $.01 per share ("Common Stock");

         (ii) Ten Million (10,000,000) shares of Non-Voting Common Stock, par value $.01 per share ("Non-Voting Common Stock"); and

         (iii) Four Million (4,000,000) shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

         Such stock may be issued by the Corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors of the Corporation (the "Board of Directors"). The Corporation shall have the power to issue fractions of shares of its capital stock.

         The powers, preferences and rights of each class of stock and the qualifications, limitations and restrictions thereof, and the express grant of authority to the Board of Directors to fix by resolution the designations and the powers, preferences and rights of each share of Non-Voting Common Stock or Preferred Stock and the qualifications, limitations and restrictions thereof which are not fixed by this Amended and Restated Certificate of Incorporation, are as set forth below.

         A.      Stock Split.

         Upon the effectiveness of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, (i) each share of "Class A Common Stock," par value $0.01 per share, of the Corporation outstanding immediately prior to the effectiveness hereof shall automatically be converted into 14.6379584508 shares of Common Stock, (ii) each share of "Class B Common Stock," par value $0.01 per share, of the Corporation outstanding immediately prior to the effectiveness hereof shall automatically be converted into 14.6379584508 shares of Class B Common Stock, and (iii) the Corporation shall not issue fractional shares of Common Stock or Class B Common Stock in connection with the foregoing, and in lieu thereof, the Company shall pay to each holder otherwise entitled to a fractional share the fair value thereof as determined by the Board of Directors in accordance with applicable law.

         B.      Non-Voting Common Stock.

         Shares of Non-Voting Common Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. The preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Non-Voting Common Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, preferences, and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such class or series, including, but without limiting the generality of the foregoing, the following:

                 1. The distinctive designation of, and the number of shares of Non-Voting Common Stock that shall constitute, such series, which number (except where otherwise provided by the Board of Directors in the resolution establishing such series) may be increased (but not above the number of authorized but undesignated shares of Non-Voting Common Stock) or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board of Directors;

                 2. The rights in respect of dividends, if any, of such series of Non-Voting Common Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation and whether such dividends shall be cumulative or noncumulative;

                 3. The right, if any, of the holders of such series of Non-Voting Common Stock to convert the same into, or exchange the same for, shares of any other series of the same or any other class or classes of capital stock of the Corporation, and the terms and conditions of such conversion or exchange;

                 4. The rights, if any, of the holders of such series of Non-Voting Common Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation; and

                 5. Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

         Upon such designation, the Secretary of the Corporation shall cause a Certificate of Designations setting forth a copy of such resolution and the number of shares of the Non-Voting Common Stock as to which the resolution applies to be executed, acknowledged, filed and recorded in accordance with
Section 103 of the General Corporation Law of the State of Delaware.

         C.      Preferred Stock.

         Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. The voting powers, preferences, and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences, and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series, including but without limiting the generality of the foregoing, the following:

                 1. The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number (except where otherwise provided by the Board of Directors in the resolution establishing such series) may be increased (but not above the number of authorized but undesignated shares of Preferred Stock) or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board of Directors;

                 2. The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation and whether such dividends shall be cumulative or noncumulative;

                 3. The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation or other securities, and the terms and conditions of such conversion or exchange;

                 4. Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed;

                 5. The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

                 6. The terms of any sinking fund or redemption or repurchase or purchase account, if any, to be provided for shares of such series of Preferred Stock;

                 7. The voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock; and

                 8. Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

         Upon such designation, the Secretary of the Corporation shall cause a Certificate of Designations setting forth a copy of such resolution and the number of shares of the Preferred Stock as to which the resolution applies to be executed, acknowledged, filed and recorded in accordance with Section 103 of the General Corporation Law of the State of Delaware.

         The Certificate of Designations with respect to the Corporation's 15% Redeemable Cumulative Exchangeable Preferred Stock, Series A, as filed with the Secretary of State of the State of Delaware on March 20, 1995 and attached hereto as Annex A, is hereby incorporated by reference and made a part hereof.

         D.      General Provisions

                 1. After the provisions with respect to preferential dividends on any series of Preferred Stock (fixed in accordance with the provisions of Section C of this Article IV), if any, shall have been satisfied and after the Corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any series of Preferred Stock (fixed in accordance with the provisions of Section C of this Article IV), if applicable, and subject further to any other conditions that may be fixed in accordance with the provisions of Section C of this Article IV, then and not otherwise the holders of Common Stock and Non-Voting Common Stock shall, subject to the provisions of Section B.4 and B.5 of this Article IV, be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

                 2. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts, if any (fixed in accordance with the provisions of Section C of this Article IV), to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock and Non-Voting Common Stock shall, subject to the provisions of Sections B.4 and
B.5 of this Article IV and the additional rights, if any (fixed in accordance with the provisions of Section C of this Article IV), of the holders of any outstanding shares of Preferred

Stock, be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock or Non-Voting Common Stock held by them respectively.

                 3. Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to Section C of this Article IV granting the holders of one or more series of Preferred Stock exclusive voting powers with respect to any matter, each holder of Common Stock shall have one vote in respect of each share of Common Stock held on all matters voted upon by the stockholders.

                 4. The authorized amount of shares of Common Stock, Non-Voting Common Stock and Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class. As used herein, "Voting Stock" means all outstanding shares of capital stock of the Corporation that pursuant to or accordance with this Amended and Restated Certificate of Incorporation are entitled to vote generally in the election of directors of the Corporation, and each reference herein, where appropriate, to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the voting power of such shares entitled to vote. The outstanding shares of Voting Stock shall not include any shares of Voting Stock that may be issuable by the Corporation pursuant to any agreement or upon the exercise or conversion of any right, warrants or options or otherwise.

                 5. Except as set forth herein or in the Certificate of Designations specifying the rights, preferences and privileges of a particular class or series of Non-Voting Common Stock, each share of Common Stock and Non-Voting Common Stock shall be identical in all respects and shall have equal powers, preferences, rights and privileges (including, without limitation, the right to equal consideration per share in any merger, consolidation or other business combination).

                 6. Subject to the rights of any outstanding series of Preferred Stock, the holders of Common Stock issued and outstanding, except where otherwise provided by law or pursuant to this Amended and Restated Certificate of Incorporation, shall have and possess the right to notice of stockholders' meetings and shall have exclusive voting rights and powers, and the holders of Non-Voting Common Stock shall be entitled to notice of stockholders' meetings but shall not be entitled to vote upon the election of directors or upon any other matter, except where such notice or vote is required by law or as otherwise expressly provided herein. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation. If, and only if, the holders of Non-Voting Common Stock are required by law or as expressly provided herein to vote upon a particular matter, each holder of Non- Voting Common Stock shall be entitled to one vote for each share of Non-Voting Common Stock standing in such holder's name on the books of the Corporation and shall vote as a single class with the holders of Common Stock on such matter, except as otherwise required by law or as expressly provided herein, in which case the holders of Non-Voting Common Stock shall vote as a separate class on such matter.

                 7. All shares of Common Stock and Non-Voting Common Stock shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.

         E.      Reissuance of Stock.

         Shares of Common Stock, Non-Voting Common Stock or Preferred Stock that have been issued and reacquired in any manner, including shares purchased, converted, redeemed or exchanged, shall (upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware) have the status of authorized and unissued shares of Common Stock, Non-Voting Common Stock or Preferred Stock, respectively.

         F.      Class B Common Stock.

                 1. Designation of Class B Common Stock. Of the 10,000,000 authorized shares of Non-Voting Common Stock, 8,500,000 shall be designated a series thereof as "Class B Common Stock" (the "Class B Common Stock"). The Board of Directors is authorized to increase (but not above the number of authorized but undesignated shares of Non-Voting Common Stock) or decrease (but not below the number of shares of Class B Common Stock then outstanding) the authorized number of shares of Class B Common Stock.

                 2.       Powers and Rights of Holders of Class B Common Stock.

                          (a)     Notwithstanding anything in this Amended and
Restated Certificate of Incorporation to the contrary, the approval of the holders of at least 66 2/3% of the outstanding shares of Class B Common Stock, voting as a separate class, shall be required for any capital reorganization or other reclassification of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into another entity or entities, or any sale of all or substantially all the Corporation's assets, if as a result of any of the foregoing holders of shares of Class B Common Stock would receive, or such shares would be converted into or exchanged for, consideration which is different on a per share basis than the consideration received with respect to or in exchange for or on conversion of shares of Common Stock or would otherwise be treated differently on a per share basis from shares of Common Stock in connection with such transaction, except that, without such a class vote, holders of shares of Class B Common Stock may receive, or such shares may be exchanged for or converted into, non-voting securities which are otherwise identical on a per share basis in amount and form to any voting securities received with respect to or exchanged for Common Stock so long as
(i) such non-voting securities are convertible into such voting securities on the same terms as Class B Common Stock is convertible into Common Stock and
(ii) all other consideration is equal on a per share basis.

                          (b)     The Corporation may not effect a stock split
(whether by dividend or otherwise), reverse stock split, reclassification or other similar event with respect to the Corporation's Common Stock unless it effects at the same time an identical stock split, reverse stock split, reclassification or other similar event with respect to the Corporation's Class B Common Stock.

                          (c)     Subject to the rights of holders of Preferred
Stock, when, as and if dividends are declared on the Common Stock, whether payable in cash, in property or in securities of the Corporation, the holders of shares of Class B Common Stock shall be entitled to share equally, share for share, with the holders of shares of Common Stock in such dividends; provided that if dividends or distributions are declared which are payable in shares of, or in subscription or other rights to acquire shares of, Common Stock or Class B Common Stock, dividends or distributions shall be declared which are payable at the same rate on all classes or series of Common Stock, and the dividends or distributions payable in shares of, or in subscription or other rights to acquire shares of, any particular class or series of Common Stock shall be made available to each holder of Common Stock, in such class or series of Common Stock as such holder shall request.

                 3.       Conversion of Class B Common Stock.

                          (a)     Definitions.  Unless the context otherwise
requires, the following terms shall have, for purposes of this Article, the meanings set forth below:

                          "Affiliate" shall mean, with respect to any person,
any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

                          "Exchange Act" shall mean the Securities Exchange Act
of 1934, as amended, and the rules and regulations promulgated thereunder.

                          "person" shall mean any natural person and any
corporation, partnership, limited liability company, joint venture, trust, unincorporated organization and any other entity or organization.

                          "Securities Act" shall mean the Securities Act of
1933, as amended, and the rules and regulations promulgated thereunder.

                          (b)     Conversion.

                                  (1)      Subject to and in compliance with
the provisions of this Section 3(b), shares of Class B Common Stock shall be convertible at the option of the holder thereof into an equal number of fully paid and nonassessable shares of Common Stock at any time following the initial issuance by the Corporation of such shares.

                                  (2)      Immediately following the conversion
of any shares of Class B Common Stock into shares of Common Stock, on the Conversion Date (as defined below) (i) such converted shares of Class B Common Stock shall be deemed no longer outstanding and shall be returned to the status of authorized but unissued shares of Non-Voting Common Stock, (ii) all rights whatsoever with respect to such converted shares of Class B Common Stock shall terminate (other than the right to receive certificates representing the Common Stock into which such shares of Class B Common Stock were converted), and (iii) the persons receiving shares of Common Stock upon the conversion of such shares of Class B Common Stock shall be treated for all purposes as having become the owners of such shares of Common Stock.

                                  (3)      To convert shares of Class B Common
Stock into shares of Common Stock at the option of the holder pursuant to
Section 3(b)(1), a holder must (i) surrender the certificate or certificates evidencing the shares of Class B Common Stock to be converted, duly endorsed in a form reasonably satisfactory to the Corporation, at the office of the Corporation or of the transfer agent for such Class B Common Stock, (ii) give written notice to the Corporation at such office that such holder elects to convert such shares of Class B Common Stock into shares of Common Stock and the number of shares the holder wishes to convert, (iii) state in writing the name or names to whom the certificate or certificates for shares of Class B Common Stock are to be issued,
(iv) provide evidence reasonably satisfactory to the Corporation that such holder has satisfied any conditions, contained in any agreement or any legend on the certificates representing such shares of Class B Common Stock being converted, in connection with any transfer thereof, and (v) pay any transfer or similar tax if required as provided in Section 3(b)(8) below. In the event that a holder fails to notify the Corporation of the number of shares of Class B Common Stock which such holder wishes to convert, such holder shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion or all shares which such holder has requested to transfer, as applicable. Such conversion, to the extent permitted by law, regulation, rule or other requirement of any governmental authority (collectively, "Laws") and the provisions hereof, shall be deemed to have been effected as of the close of business on the date on which the holder satisfies all of the foregoing requirements with respect to such conversion (the "Conversion Date"). As soon as practical on or following the Conversion Date, the Corporation shall deliver at such office, to the person specified in clause
(iii) of the first sentence of this Section 3(b)(3), a certificate representing the shares of Common Stock issued upon the conversion, together with a new certificate representing the unconverted portion, if any, of the shares of Class B Common Stock formerly represented by the certificate or certificates surrendered for conversion. Upon issuance in accordance with this Section 3(b)(3), such shares of Common Stock shall be deemed to be duly authorized, validly issued, fully paid and nonassessable. Notwithstanding anything to the contrary in this Section 3(b)(3), any holder of shares of Class B Common Stock may convert such shares in accordance with Section 3(b)(1) on a conditional basis, such that such conversion will not take effect unless a transfer, disposition or sale is consummated, and the Corporation shall make such arrangements as may be necessary or appropriate to allow such conditional conversion and to enable the holder to effect such transfer, disposition or sale.

                                  (4)      Notwithstanding any right of
conversion of Class B Common Stock provided for above, no shares of Class B Common Stock beneficially owned by a bank holding company (as defined in 17 U.S.C. Section 1841) or an Affiliate of a bank holding company shall be converted into shares of Common Stock by the initial holder thereof or any direct or indirect transferee of such holder such that immediately after such conversion such person and its affiliates would own more than 4.9% of any class of voting securities of the Corporation, unless such shares are being distributed, disposed of or sold in any one of the following transactions (each a "Conversion Event"):

                                        (i)     such shares are being sold in a
         public offering of such shares registered under the Securities Act or a sale pursuant to Rule 144 promulgated under the Securities Act or any similar rule then in force;

                                        (ii)    such shares are being sold
         (including by virtue of a merger, consolidation or similar transaction involving the Corporation) to a person or group (within the meaning of the Exchange Act) and, after such sale, such person or group in the aggregate would own or control securities of the Corporation (excluding any Common Stock to be issued upon such conversion and sold to such person or group in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors;

                                        (iii)   such shares are being sold to a
         person or group (within the meaning of the Exchange Act) and after such sale such person or group in the aggregate would not own, control or have the right to acquire more than two percent of the outstanding securities of any class of voting securities of the Corporation; or

                                        (iv)    such shares are being sold in
         any other manner permitted by the Federal Reserve Board.

         For purposes of this Section 3(b)(4), percentages of the Corporation's outstanding voting securities shall include shares issuable upon exercise or conversion of Class B Common Stock and other convertible securities, options, warrants or other similar instruments owned by such bank holding company, its transferees and their respective affiliates, but shall not include shares issuable upon exercise or conversion of convertible securities, options, warrants or other similar instruments owned by any other person.

                                  (5)      If there shall occur any capital
reorganization or any reclassification of the Common Stock of the Corporation, consolidation or merger of the Corporation with or into another entity, or the conveyance of all or substantially all of the assets of the Corporation to another person or entity, each share of Class B Common Stock shall thereafter be convertible into the number of shares or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such shares of Class B Common Stock would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined in good faith in the sole discretion of the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Class B Common Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the conversion ratio) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion of the Class B Common Stock.

                                  (6)      The Corporation shall at all times
reserve and keep available, out of its authorized but unissued shares of Common Stock or treasury shares thereof, solely for the purpose of issuance upon the conversion of Class B Common Stock into Common Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of Class B Common Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all shares of Class B Common Stock at the time outstanding.

                                  (7)      The Corporation shall not take any
action that would cause the total number of shares of Common Stock then outstanding or issuable upon conversion of shares of Class B Common Stock then outstanding or reserved for issuance for any other purpose to exceed the total number of shares of Common Stock authorized.

                                  (8)      The Corporation shall pay any
documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon conversion of shares of Class B Common Stock into such Common Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the Class B Common Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the reasonable satisfaction of the Corporation that such tax has been paid.

                       ARTICLE V.  ELECTION OF DIRECTORS

         A. The business and affairs of the Corporation shall be conducted and managed by, or under the direction of, the Board of Directors. Excepts as otherwise provided for or fixed pursuant to the provisions of Article IV of this Amended and Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect directors, the total number of directors constituting the entire Board of Directors shall be fixed from time to time by or pursuant to a resolution passed by the Board of Directors.

         B. The Board of Directors, other than those directors elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV of this Amended and Restated Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as the then-authorized number of directors constituting the Board of Directors permits, with the term of office of one class expiring each year and with each director serving for a term ending at the third annual meeting of stockholders of the Corporation following the annual meeting at which such director was elected. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1997, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1998, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1999. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

         C. Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Amended and Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, and subject to the provisions hereof, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to such director's earlier death, disqualification, resignation or removal. Subject to the provisions of this Amended and Restated Certificate of Incorporation, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         D. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV of this Amended and Restated Certificate of Incorporation, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director's death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly. Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Amended and Restated Certificate of Incorporation, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with the holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation and the Certificate of Designations applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section D unless expressly provided by such terms.

         E. Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV of this Amended and Restated Certificate of Incorporation, any director may be removed from office (i) for cause only by the affirmative vote of the holders of a majority of the combined voting power of the then-outstanding shares of Voting Stock at a meeting of stockholders called for that purpose, voting together as a single class, or
(ii) without cause only by the affirmative vote of the holders of 66 2/3% or more of the combined voting power of the then-outstanding shares of Voting Stock at a meeting of stockholders called for that purpose, voting together as a single class.

                      ARTICLE VI.  LIMITATION OF LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of this Article VI shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to acts or omissions occurring prior to such repeal or modification.

                     ARTICLE VII.  MEETINGS OF STOCKHOLDERS

         Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. Unless otherwise prescribed by statute or except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Amended and Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, meetings of stockholders of the Corporation may be called only by (i) the Chief Executive Officer, (ii) the Board of Directors or
(iii) the Chief Executive Officer upon the written request of the holders of a majority of the Corporation's then-outstanding Common Stock. Meetings of stockholders may not be called by any other person or person or in any other manner. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                       ARTICLE VIII.  STOCKHOLDER CONSENT

         Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Amended and Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors.

                 ARTICLE IX.  AMENDMENT OF CORPORATE DOCUMENTS

         A. Restated Certificate of Incorporation. Whenever any vote of the holders of Voting Stock is required by law to amend, alter, repeal or rescind any provision of this Amended and Restated Certificate of Incorporation, then in addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV of this Amended and Restated Certificate of Incorporation, such alteration, amendment, repeal or rescission of any provision of this Amended and Restated Certificate of Incorporation must be approved by the Board of Directors and by the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class; provided, however, that if any such alteration, amendment, repeal or rescission relates to a provision hereof requiring approval by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of the then-outstanding shares of Voting Stock, then such alteration, amendment, repeal or rescission must also be approved by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class.

         Subject to the provisions hereof, the Corporation reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by law; and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

         B. Bylaws. In addition to any affirmative vote required by law, any alteration, amendment, repeal or rescission of the Bylaws of the Corporation may be adopted either (i) by the Board of Directors or (ii) by the stockholders by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class.

         IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed under the seal of the Corporation this _____ day of October, 1996.





                                       -----------------------------------
                                       Robert A. Mariano
                                       President and Chief Executive Officer


[Seal]

Attest:



----------------------------------
Darren W. Karst
Secretary